UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________

SCHEDULE 14A

___________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

QUANTUM COMPUTING INC.
(Name of Registrant as Specified in its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

QUANTUM COMPUTING INC.

September 27, 2023

Dear Fellow Quantum Computing Stockholders:

We invite you to attend the 2023 Annual Meeting of Stockholders of Quantum Computing Inc. to be held at the Quantum Computing corporate offices located at 215 Depot Court SE, Suite 215, Leesburg, VA 20175 on Tuesday, November 7, 2023.

The Notice of the Annual Meeting and proxy statement accompanying this letter provide information concerning matters to be considered and acted upon at the meeting. Immediately following the meeting, a report on our operations will be presented, including a question-and-answer and discussion period. Our 2022 results are presented in detail in our Annual Report on Form 10-K for the year ended December 31, 2022.

Your vote is very important.    We encourage you to read all of the important information in the proxy statement and vote your shares as soon as possible. Whether or not you plan to attend, you can be sure your shares are represented at the Annual Meeting by promptly submitting your proxy by the Internet, by telephone or, if you request a paper copy of the proxy materials and receive a proxy card, by mail.

On behalf of the Board of Directors, thank you for your continued confidence and investment in Quantum Computing.

Sincerely,
/s/ Robert Liscouski
Robert Liscouski
Chairman of the Board of Directors

QUANTUM COMPUTING INC.

215 Depot Court SE, Suite 215
Leesburg, VA 20175
Telephone: (703) 436-2161

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on Tuesday, November 7, 2023

To the Stockholders of Quantum Computing Inc.

The 2023 Annual Meeting of the Stockholders (the “Annual Meeting”) of Quantum Computing Inc., a Delaware corporation (the “Company”), will be held on Tuesday, November 7, 2023, at 10:00 a.m. local time at the Company’s offices at 215 Depot Court SE, Leesburg, VA 20175. The purpose of the meeting is to consider and act upon the following matters:

1.      To elect six directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified (Proposal No. 1);

2.      To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement with respect to the Annual Meeting (Proposal No. 2);

3.      To ratify the selection of BF Borgers CPA PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 3); and

4.      To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement with respect to the Annual Meeting. Only stockholders of record of the Company’s common stock, par value $0.0001 per share, at the close of business on Tuesday, September 19, 2023, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting. We are providing proxy material access to our stockholders via the Internet at www.proxyvote.com. Please give the proxy materials your careful attention.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Robert Liscouski
Robert Liscouski
Chief Executive Officer and Chairman of the Board of Directors
Leesburg, VA
September 27, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, NOVEMBER 7, 2023

The Notice and proxy statement and Annual Report on Form 10-K are available at www.proxyvote.com.

This Notice is not a votable ballot and presents only an overview of the more complete proxy materials, which contain important information and are available on the Internet as set forth above. You can also request a copy of the proxy materials, including the form of proxy, relating to the Annual Meeting by mail, free of charge, by requesting such materials prior to October 24, 2023. To request an email or regular mail copy of the proxy materials, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1369 or (3) send an email to sendmaterial@proxyvote.com, including your control number (indicated on the proxy card) on your email subject line. You will not receive an email or paper copy of the proxy materials unless you submit such a request.

Your vote is important. We encourage you to review all of the important information contained in the proxy materials before voting.

i

QUANTUM COMPUTING INC.
215 Depot Court SE, Suite 215
Leesburg, VA 20175
Telephone: (703) 436-2161

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, NOVEMBER 7, 2023

GENERAL INFORMATION ABOUT THE PROXY
STATEMENT AND ANNUAL MEETING

General

This proxy statement relates to the solicitation of proxies by the Board of Directors (the “Board”) of Quantum Computing Inc. (the “Company,” “we,” “us,” or “our”), for use at the 2023 Annual Meeting of the Company’s stockholders (the “Annual Meeting”) to be held at 215 Depot Court SE, Suite 215, Leesburg, VA 20175, on Tuesday, November 7, 2023, at 10:00 a.m. local time, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Whether or not you expect to attend the meeting in person, please submit your proxy to vote your shares, in accordance with the instructions below, as promptly as possible to ensure that your vote is counted. This proxy statement and the form of proxy will first be made available to the Company’s stockholders on or about September 27, 2023. The Annual Meeting will begin promptly at 10:00 a.m. Check-in will begin one-half hour prior to the meeting. Please allow ample time for the check-in procedures.

Notice of Internet Availability

This year, pursuant to the U.S. Securities and Exchange Commission (the “SEC”) “Notice and Access” rules, we are furnishing our proxy materials to our stockholders over the Internet instead of mailing each of our stockholders paper copies of those materials. As a result, we will send our stockholders by mail or email a Notice of Annual Meeting that includes a Notice of Internet Availability of Proxy Materials, which we sometimes refer to as the “Notice,” containing instructions on how to access our proxy materials over the Internet and how to vote. The Notice is not a ballot or proxy card and cannot be used to vote your shares. The Notice also tells you how to access your proxy card to vote on the Internet or by telephone. If you received a Notice by mail and would like to receive a printed or email copy of the proxy materials, please follow the instructions included in the Notice. You will not receive paper copies of the proxy materials by mail unless you have previously requested to receive these materials by mail, or you request the materials by following the instructions in the Notice. This process allows us to expedite our stockholders’ receipt of proxy materials, lowers our costs of distribution with respect to the proxy materials for the Annual Meeting, and reduces the environmental impact of the Annual Meeting.

Revocability of Proxies

You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•        You may submit another properly completed proxy card with a later date or subsequently submit another proxy to vote your shares via the Internet or via telephone;

•        You may send a timely written notice that you are revoking your proxy to the Company at 215 Depot Court SE, Suite 215, Leesburg, VA 20175, Attn: Chief Executive Officer; or

•        You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. Proxies may be solicited by mail or personally by our directors, officers, or employees, none of whom will receive additional compensation for such solicitation. Those holding shares of record for the benefit of others, or nominee holders, are being asked to distribute proxy soliciting materials to, and request voting instructions from, the beneficial owners of such shares. We will reimburse nominee holders for their reasonable out-of-pocket expenses.

Record Date; Stockholders Entitled to Vote

The holders of record of the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at the close of business on Tuesday, September 19, 2023 (the “Record Date”), are entitled to receive notice of, attend, and vote at the Annual Meeting.

If on the Record Date your shares of Common Stock were registered directly in your name with Quantum Computing’s transfer agent, Worldwide Stock Transfer, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy.

Voting Securities; Quorum

As of the close of business on the Record Date, there were 75,094,943 shares of Common Stock issued and outstanding, which constitutes all of the outstanding capital stock of the Company entitled to vote at the Annual Meeting. Holders of Common Stock as of the Record Date are entitled to one vote for each share of Common Stock held by them as of the Record Date.

The presence, in person or by proxy, of the holders of one-third in voting power of all stock of the Company outstanding and entitled to vote at the Annual Meeting (or 25,031,648 shares of Common Stock) is necessary to constitute a quorum at the Annual Meeting. In the absence of a quorum at the meeting, the meeting may be adjourned from time to time without notice, other than announcement at the meeting, until a quorum is formed. The proxy card will reflect the number of shares that you are entitled to vote at the Annual Meeting. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain, and broker non-votes (as described below), are considered stockholders who are present for purposes of determining the presence of a quorum.

Voting Procedures

Your vote is important no matter how many shares you own.    Please take the time to submit a proxy to vote your shares, even if you plan to attend the Annual Meeting and vote in person, to ensure that your shares are represented and voted at the meeting (including if your plans to attend change). Take a moment to read the instructions below. Choose the way that is easiest and most convenient for you, and submit a proxy to vote your shares as soon as possible.

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, broker, or other nominee, you may cause your shares to be voted in one of four ways:

•        You may submit a proxy to vote your shares over the Internet.    You may submit a proxy to vote your shares by visiting www.proxyvote.com and following the “Vote by Internet” instructions on the Notice.

•        You may submit a proxy to vote your shares by telephone.    You may submit a proxy to vote your shares by visiting www.proxyvote.com and following the “Vote by Phone” instructions on the Notice.

•        You may submit a proxy to vote your shares by mail.    If you requested a copy of the proxy materials with respect to the Annual Meeting by mail, you may cause your shares to be voted by completing, dating and signing your name (exactly as it appears on your proxy card) on the enclosed proxy card and mailing it in the postage-paid envelope provided.

•        You may vote in person.    You may vote your shares in person if you attend the Annual Meeting.

Uninstructed Shares

All proxies that are executed and returned or are submitted over the Internet or by telephone will be voted on the matters set forth in the accompanying Notice in accordance with the instructions set forth therein. If no choice is specified as to one or more of the proposals, however, the proxy will be voted in accordance with the Board’s recommendations on such proposals as set forth in this proxy statement.

Shares Held in Street Name

If on the Record Date your shares of Common Stock were held in an account at a brokerage firm, bank, dealer, or other similar entity, rather than in your name, then you are the beneficial owner of shares held in what is referred to as “street name” and the entity holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. As you are not the stockholder of record, however, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

You will receive instructions from the holder of record that you must follow in order for you to specify how your shares will be voted. If you do not specify how you would like your shares to be voted, your shares held in street name may still be voted but only by certain record holders and only with respect to certain matters. In general, under the rules of the various national and regional securities exchanges, holders of record have the authority to vote shares for which their customers do not provide voting instructions on certain limited routine, uncontested items, but not on non-routine proposals. In the case of non-routine or contested items for which instructions have not been provided, the institution holding street name shares cannot vote those shares. A broker “non-vote” occurs when we receive a proxy from a broker but the shares represented by such proxy are not voted on a particular matter because the broker has not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the broker does not have discretionary power to vote the shares. If your shares are held of record by a person or institution other than a broker, however, whether those shares can be voted without specific instructions from you will depend on your individual arrangement with that record holder, in particular, whether you have granted such record holder discretionary authority to vote your shares. In the absence of an arrangement with your record holder granting such discretionary authority, your record holder nominee will not have discretionary authority to vote your shares on any matter at the Annual Meeting in the absence of specific voting instructions from you.

The proposal to ratify the appointment of our independent registered public accounting firm is considered a “routine” item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. If your broker holder of record submits a proxy on your behalf, but does not indicate how your shares of Common Stock should be voted, the shares of Common Stock represented by such proxy will be voted FOR ratification of the appointment of BF Borgers CPA PC as our independent public accounting firm for 2023. The election of directors and the non-binding advisory vote to approve the compensation of our named executive officers are considered “non-routine” items for which brokerage firms may not vote in their discretion on behalf of clients who do not furnish voting instructions and, thus, there may be “broker non-votes” at the Annual Meeting with respect to these proposals. If you hold your shares in street name in a stock brokerage account, you must provide the record holder of your shares with instructions on how to vote your shares if you wish them to be voted on the election of directors and the non-binding advisory vote on our named executive officer compensation. If your shares are held in street name by a bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares if you wish them to be voted on any matter at the Annual Meeting, unless your shares are held of record by a bank or other nominee and you have an arrangement with the nominee granting such nominee discretionary authority to vote your shares.

Your vote is important. Accordingly, please sign and return your bank’s, broker’s, or other nominee’s instructions.

Votes Required to Approve a Proposal

The following votes are required for approval of the proposals being presented at the Annual Meeting:

Proposal No. 1: Election of Directors.    Pursuant to our bylaws, directors are to be elected by a plurality of the votes cast at the Annual Meeting. This means that, assuming a quorum is present, the six candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Shares for which a vote is withheld from a director nominee will not be voted with respect to the director nominee indicated and will have no impact on the outcome of the election of directors, although such shares will be counted for the purposes of determining whether there is a quorum. Broker non-votes will have no effect on the outcome of the vote on this proposal.

Proposal No. 2: To Approve the Compensation of the Company’s Named Executive Officers.    The non-binding advisory proposal to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement requires the approval of a majority of the votes cast on such proposal. Abstentions and broker non-votes, which are not considered votes cast, will have no effect on the outcome of the vote on this proposal.

Proposal No. 3: To Ratify the Selection of BF Borgers CPA PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.    Assuming a quorum is present, the proposal to ratify the selection of BF Borgers CPA PC as the Company’s independent registered public accounting firm for its current fiscal year requires the approval of a majority of the votes cast on such proposal. Abstentions are not considered as votes cast on this proposal and will have no effect on the outcome of the vote on this proposal. There will be no broker non-votes with respect to this proposal.

Tabulation and Reporting of Voting Results

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. The Company will publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

INFORMATION ABOUT THE BOARD AND CORPORATE GOVERNANCE

Executive Officers and Board of Directors

Set forth below are the names of and certain biographical information about each executive officer and member of the Board. The information presented includes each officer and director’s principal occupation and business experience for the past five years and the names of other public companies of which he has served as a director during the past five years.

The Board, upon the recommendation of its Nominating and Corporate Governance Committee, has nominated Robert Liscouski, Dr. Yuping Huang, Dr. Carl Weimer, Bertrand Velge, Robert Fagenson, and Michael Turmelle for election as directors, each to hold office until the next annual meeting of stockholders of the Company and until their successors are elected and qualified or until their earlier resignation or removal.

Name	Current Age	Position
Robert Liscouski	69	Chairman of the Board of Directors, President, and Chief Executive Officer
Chris Boehmler	44	Chief Financial Officer
William J. McGann	65	Chief Operating Officer and Chief Technology Officer
Dr. Yuping Huang	44	Chief Quantum Officer, Director
Dr. Carl Weimer	61	Director
Bertrand Velge	63	Director
Robert Fagenson	74	Director
Michael Turmelle	64	Director

Robert Liscouski has served as the Chairman and as President and Chief Executive Officer of Quantum Computing since co-founding the company in February 2018. Prior to joining Quantum Computing, Mr. Liscouski served as President of Implant Sciences Corp., a leader in the explosive trace detection industry, from December 2015 until its sale of its business assets and technology to L3 Communications in August 2017. Mr. Liscouski also served on the Board of Directors of Implant Sciences from 2009-2015. Mr. Liscouski was the Managing Director of Convergent Risk Group LLC, a provider of cyber risk analysis and mitigation services for small to medium size companies, from June 2009 to March 2018. Mr. Liscouski has over 35 years of senior level security operational and company leadership experience in government and public and private companies. Mr. Liscouski has extensive experience in leading innovative start up and turn around companies as well as building programs for large government organizations and is recognized as a leader in identifying emerging security technologies. Mr. Liscouski served as the Director of Information Assurance for The Coca-Cola Company during his employment there 1998-2003. During this time Mr. Liscouski, architected and implemented The Coca-Cola Company cyber security strategy. He also serves as a “trusted advisor” to senior officials within government and private sectors, providing guidance in areas such as physical and cyber security, crisis management, organizational development and strategic planning. Mr. Liscouski’s career has spanned local law enforcement, senior government and private sector positions from operations to senior leadership and Boards of Directors. He was appointed by President George W. Bush as the first Assistant Secretary for Infrastructure Protection at the Department of Homeland Security upon the creation of the Department in 2003. In his capacity as Assistant Secretary for Infrastructure Protection, Mr. Liscouski was responsible for the implementation of the nation’s strategy and policy to protect US Critical Infrastructure to include Cyber Security. During his tenure he created the National Cyber Security Division which became what is today the Cyber Security and Infrastructure Agency of the Department of Homeland Security.

He started his career as an undercover and homicide investigator and Special Agent with the Diplomatic Security Service and progressed to senior federal government positions where he served as a senior advisor to the intelligence community. Mr. Liscouski is a frequent contributor to CNBC, CNN, Fox News, and other business and security media on homeland security and terrorism issues and served as a fellow for the Center of Strategic and International Studies (CSIS). Mr. Liscouski has a BS in Criminal Justice from John Jay College of Criminal Justice and a Master of Public Administration from the John F. Kennedy School of Government, Harvard University. His is a co-founder and Board Chairman of the National Child Protection Task Force, a 501c3 dedicated to the investigation of child sex trafficking and the recovery of sex trafficking victims.

We believe that Mr. Liscouski’s service as Chief Executive Officer of several small public, high technology companies, his extensive leadership experience in government agencies, and his various corporate positions, as well as his expertise in cyber security and international work experience, make him qualified to serve on the Board.

Chris Boehmler is the Company’s Chief Financial Officer. Mr. Boehmler joined Quantum Computing Inc. as the Company’s Controller in March 2022. He worked as an independent consultant, from June 2018 until March 2022, serving both private and non-profit organizations. Previous to June 2018, his corporate finance experience totals 12 years in senior management positions for private and public technology-driven and financial institutions, primarily at Bridgewater Associates, LP and Intelsat. During this time, he also led the finance functions for two special-purpose start-ups where he was instrumental in raising private equity and performing due diligence on acquisition targets. His financial expertise spans capital markets, planning & analysis, accounting operations, management and regulatory reporting, financial systems integrations, and Sarbanes Oxley financial risks & controls. He started his career working in the investment banking division of Credit Suisse First Boston, followed by strategic management consulting for Booz Allen Hamilton. Mr. Boehmler has an undergraduate degree in Economics with a minor in Germanic Studies from the University of Chicago.

William McGann is the Company’s Chief Operating Officer, a position he has held since January 2022, and the Chief Technology Officer for the Security, Detection and Automation business at Leidos Corporation from 2020 to 2022. Central to his role is the creation of innovative customer solutions driven by a strong portfolio of physics, chemistry, and software-based products. Mr. McGann has a strong, directed passion for transforming credible science into practical technology solutions in solving some of the world’s greatest challenges. Prior to joining Leidos, Mr. McGann held numerous business and technology leadership positions and roles including: (a) Founder of the first explosives trace detection company, Ion Track Instruments, (b) Chief Technology Officer for GE Security, (c) VP of Engineering for United Technologies Fire and Security business, (d) CEO and board member of Implant Sciences Corp., and (e) Chief Technology Officer at L3Harris Aviation Security and Detection business. Mr. McGann holds a Ph.D. in Chemical Physics from the University of Connecticut and undergraduate degrees in Chemistry and Biology.

Yuping Huang has served as the Company’s Chief Quantum Officer and a Director since June 2022. Dr. Huang has over 20 years of experience in commercial and academic settings, with pioneering research in a wide spectrum of quantum physics, optics, and technology. Prior to joining the Company, Dr. Huang founded QPhoton, Inc., which was a development stage company commercializing quantum photonic technology and devices to provide innovative and practical quantum solutions, and served as Chief Executive Officer and a director of QPhoton from January 2020 to June 2022, when QPhoton was acquired by the Company. Dr. Huang has been a Professor of Physics at the Stevens Institute of Technology, a private research technological university in Hoboken, New Jersey, since 2014 (from 2014 to 2019 as assistant professor, from 2019-2023 as associate professor and as a full professor since 2023). Dr. Huang is also the founding director of the Center for Quantum Science and Engineering at Stevens Institute of Technology. Dr. Huang received a Bachelor of Science in modern physics from the University of Science and Technology of China in 2004 and a PhD in quantum AMO physics in 2009 from Michigan State University.

We believe that Dr. Huang’s expertise in quantum computing and the quantum photonic technology that underlies the Company’s products, and his experience with the process of taking a theoretical concept and developing it into a viable product, qualify him to serve on the Board.

Dr. Carl Weimer has served as a director of the Company since January 2023. Dr. Weimer has over 25 years of experience in the aerospace industry. He has previously been involved in two companies in the aerospace industry, holding positions including Team Leader, Director of Research, Principal Investigator and Chief Technologist. From 1994 through 2000, Dr. Weimer was a Director of Research for Ophir Corporation, an aerospace optics company, and a partner in Chimera Geophysical LLC. From 2000 to 2018 he was a Team Leader for Ball Aerospace & Technologies Corp., a satellite company, on numerous NASA projects. He was awarded a NASA Distinguished Public Service Medal in 2008. Dr. Weimer has been the Chief Technologist for the Ball Civil Business Unit since 2018. In addition, Dr. Weimer has been the Principal Investigator for the NASA Earth Science Technology Office programs since 2008. Dr. Weimer received a Bachelor of Science degree from Harvey Mudd College (1984) and a Master of Science (1987) and a PhD (1992) from Colorado State University working with Dr. David Wineland at NIST, all in experimental Physics.

We believe that Dr. Weimer’s experience with the design and manufacture of sophisticated photonic and optical instruments and systems, and his management expertise with complex U.S. government programs, make him qualified to serve on the Board.

Bertrand Velge has served as a Director of the Company since 2018. He is the Managing Director of Graftyset, Ltd., a wholesale distributor of wine, beer and other alcoholic and non-alcoholic beverages based in the United Kingdom. Mr. Velge has served as Managing Director since the company was incorporated in 2003 under the name of Otterden Vintners, Ltd. Mr. Velge has also served as Director for Aliunde Ltd., a commodities trading firm based in the U.K., since 2005, and as a director of LifeMD (Nasdaq: LFMD) since 2019. Mr. Velge has over 25 years of experience in multi-disciplinary venture investing and was managing director and co-founder of a fund that trades equities in Europe, Asia, and the United States focusing on initial public offerings. He speaks English, Flemish, and French, and is a graduate of the Universite Catholique de Louvain.

We believe that Mr. Velge’s extensive experience in international business management and investment, his experience with the public and private capital markets in the U.S. and Europe, and his management expertise with several small, growing companies to help guide corporate governance, qualify him to serve on the Board.

Robert Fagenson has served as a Director of the Company since March 2021. Mr. Fagenson has been the President of Fagenson & Co., Inc., a New York Stock Exchange (“NYSE”) member firm engaged in the specialist business on the trading floor of the NYSE, since 1975, and the Branch Owner of a B Riley Wealth Management branch since 2021. He was Vice Chairman of National Holdings Corporation (“NHLD”), a publicly traded holding company, listed on The Nasdaq Stock Market LLC (“Nasdaq”), from 2012 to 2020. He served as a member of the board of directors of National Holdings Corporation (“NHLD”) from 2012 to 2020 and as vice chairman of the board of directors of NHLD from 2016 to 2020. Mr. Fagenson previously served as co-chief executive officer of NHLD from January 3, 2017 to January 31, 2017, as chief executive officer and chairman of the board of directors of NHLD from December 2014 to September 2016, and as executive vice-chairman of the board of directors of NHLD from July 2012 to December 2014. Mr. Fagenson has been a branch owner at National Securities Corporation (“NSC”), a registered broker dealer and full line brokerage firm, which was an operating division of NHLD, since 2012. Mr. Fagenson spent the majority of his career at the NYSE. While at the NYSE, Mr. Fagenson served as a governor on the trading floor and was elected to the NYSE board of directors in 1993, where he served for six years, eventually becoming vice chairman of the NYSE board of directors from 1998 to 1999 and 2003 to 2004. Mr. Fagenson has served as director of the New York City Police Museum since 2005 and as director of the Federal Law Enforcement Officers Association Foundation since 2009. He has also served on the board of directors of Sigma Alpha Mu Foundation since 2011 and on the board of directors of New York Edge since 2015. In addition, Mr. Fagenson served as the non-executive chairman of Document Security Systems, Inc. from 2012 to 2018 (NYSE: DSS). He is currently a member of the alumni board of the Whitman School of Business at Syracuse University. Mr. Fagenson received his B.S. in Transportation Sciences & Finance from Syracuse University in 1970.

We believe that Mr. Fagenson’s extensive knowledge of, and experience working in, the public and private capital markets, his years of experience in corporate management and his detailed knowledge of auditing and financial statements and financial controls qualify him to serve on the Board.

Michael Turmelle has served as a Director of the Company since December 2021. Since 2017, Mr. Turmelle has served as the Managing Director of Hayward Tyler, which he joined in 2015. Hayward Tyler, a 225-year-old international engineering company, designs, manufactures, and services performance-critical electric motors and pumps to meet the most demanding of applications for the global energy industry, as both an original equipment manufacturer supplier and trusted partner. Previously, Mr. Turmelle ran his own consulting company, working with start-ups and turn-arounds in the areas of renewable energy, medical, and other advanced technologies. Mr. Turmelle has served on numerous Boards of Directors including the Board of Directors of Implant Sciences Corp., an explosive and narcotic trace detection company, where he served as Chairman of the Board from 2015 to 2017. Mr. Turmelle was also Chief Financial Officer and Chief Operating Officer of SatCon Technology Company, a technology development company focusing on energy and power applications for a wide range of markets. SatCon spun out of the Charles Stark Draper Laboratory at MIT in 1985. Mr. Turmelle served on SatCon’s Board of Directors from 1992, when he helped take the company public, until 2005. Mr. Turmelle was also on the board of directors of Beacon Power, a SatCon spin-off company dealing in flywheel energy storage, from 1996 to 2000. Mr. Turmelle currently is Chairman of the Board of Ideal Power Inc., developer of an innovative, proprietary semiconductor power switch. Mr. Turmelle has a BA in Economics from Amherst College and is a graduate of General Electric’s Financial Management Program. Mr. Turmelle brings to the Board years of public company executive experience as well as extensive experience in finance and operations and in the field of electrical technology.

We believe that Mr. Turmelle’s extensive knowledge and experience in the management of technology focused public companies and the commercialization of advanced technologies, his years of experience serving on boards of public companies, and his expertise in financial statement preparation, audits and financial controls, makes him qualified to serve on the Board.

Family Relationships

There are no family relationships between any of our directors and executive officers.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Based solely on the Company’s review of the copies of such Forms, the Company believes that all filings required to be made by the Company’s Section 16(a) reporting persons were made during the Company’s fiscal year ended December 31, 2022, with the exception of two Forms 4 that should have been filed to report stock sales by Robert Liscouski made in November 2022 (10,000 shares of Common Stock) and December 2022 (5,000 shares of Common Stock), which were not reported on a Form 4 until July 7, 2023.

Board Meetings; Attendance at Annual Meetings

The Board met 12 times during the year ended December 31, 2022. Each Director attended at least 75% of the total number of meetings of the Board and the Board committees of which he was a member during 2022.

While the Board does not have a formal policy, all directors are encouraged to attend our annual meetings of stockholders. One of our five then-serving Board members attended our 2022 annual meeting of stockholders.

Board Composition and Determination of Director Independence

The Board consists of six members. The directors will serve until our next annual meeting and until their successors are duly elected and qualified. Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors be composed of independent directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent, and that compensation and audit committee members also satisfy additional independence criteria under the Exchange Act. Compensation committee members also should qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act.

Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the Board has determined that except for Robert Liscouski and Yuping Huang, each director who served at any time during or since 2022 is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing rules. The Board also determined that Robert Fagenson, Michael Turmelle and Bertrand Velge, who currently constitute our Audit Committee and Compensation Committee, satisfy the independence and other qualifications standards for such committees established by the SEC and Nasdaq Listing rules, as applicable. In making such determinations, the Board considered the relationships that each such non-employee director has with our Company and all other facts and circumstances that the Board deemed relevant in determining independence.

Board Committees; Audit Committee Financial Expert; Stockholder Nominations

The Board has established an audit committee, a compensation committee, a nominating and corporate governance committee, and a risk committee. Each committee has its own charter, which is available on our website at www.quantumcomputinginc.com. Each of the Board committees has the composition and responsibilities described below.

The following table identifies the committee members:

Name	Audit	Compensation	Nominating and Corporate Governance	Risk	Independent
Robert Fagenson	Chairman	X	X		X
Michael Turmelle	X	Chairman	X	X	X
Bertrand Velge	X	X	Chairman		X
Carl Weimer				X	X
Robert Liscouski				Chairman
Yuping Huang

Robert Fagenson is an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of SEC Regulation S-K.

Members will serve on these committees until their resignation or until otherwise determined by the Board.

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and oversees the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting. The specific functions of this Committee include, but are not limited to:

•        selecting an independent registered public accounting firm and overseeing the engagement of such firm;

•        approving the fees to be paid to the independent registered public accounting firm;

•        helping to ensure the independence of the independent registered public accounting firm;

•        overseeing the integrity of our financial statements;

•        preparing an audit committee report as required by the SEC to be included in our annual proxy statement;

•        resolving any disagreements between management and the auditors regarding financial reporting;

•        reviewing with management and the independent auditors any correspondence with regulators and any published reports that raise material issues regarding the Company’s accounting policies;

•        reviewing and approving all related-party transactions; and

•        overseeing compliance with legal and regulatory requirements.

Compensation Committee

The Compensation Committee assists the Board in the discharge of its responsibilities relating to the compensation of the members of the Board and our executive officers.

The Committee’s compensation-related responsibilities include, but are not limited to:

•        reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer;

•        reviewing, approving, and recommending to the Board on an annual basis the evaluation process and compensation structure for our other executive officers;

•        determining the need for and the appropriateness of employment agreements and change in control agreements for each of our executive officers and any other officers recommended by the Chief Executive Officer or the Board;

•        providing oversight of management’s decisions concerning the performance and compensation of other Company officers, employees, consultants, and advisors;

•        reviewing our incentive compensation and other equity-based plans and recommending changes in such plans to the Board as needed, and exercising all the authority of the Board with respect to the administration of such plans;

•        reviewing and recommending to the Board the compensation of independent directors, including incentive and equity-based compensation; and

•        selecting, retaining, and terminating such compensation consultants, outside counsel, or other advisors as it deems necessary or appropriate.

Compensation Committee members are appointed annually by the Board on the recommendation of the Nominating and Corporate Governance Committee, and may be replaced by the Board. In performing their responsibilities, Compensation Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by officers, employees, counsel, independent auditors, other committees of the Board, or other persons.

The Compensation Committee acts under a written charter adopted and approved by our Board and may, in its discretion, obtain the assistance of outside advisors, including legal counsel, independent auditors, or other persons. In determining each component of executive and director compensation, the Compensation Committee generally considers each of the following factors: industry compensation data, individual performance and contributions, company financial and operational performance, company strategic positioning, and total executive compensation.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to recommend to the Board nominees for election as directors and persons to be elected to fill any vacancies on the Board, develop and recommend a set of corporate governance principles, and oversee the performance of the Board.

The Committee’s responsibilities include:

•        recommending to the Board nominees for election as directors at any meeting of stockholders and nominees to fill vacancies on the Board;

•        considering candidates proposed by stockholders in accordance with the requirements in the Committee charter;

•        overseeing the administration of the Company’s code of business conduct and ethics;

•        reviewing with the entire Board, on an annual basis, the requisite skills and criteria for Board candidates and the composition of the Board as a whole;

•        the authority to retain search firms to assist in identifying Board candidates, approve the terms of the search firm’s engagement, and cause the Company to pay the engaged search firm’s engagement fee;

•        recommending to the Board on an annual basis the directors to be appointed to each committee of the Board;

•        overseeing an annual self-evaluation of the Board and its committees to determine whether it and its committees are functioning effectively; and

•        developing and recommending to the Board a set of corporate governance guidelines applicable to the Company.

The Nominating and Corporate Governance Committee may delegate any of its responsibilities to subcommittees as it deems appropriate. The Nominating and Corporate Governance Committee is authorized to retain independent legal counsel and other advisors, and conduct or authorize investigations into any matter within the scope of its duties.

The Nominating and Corporate Governance Committee will consider all recommendations for nominations to the Board from any person (or group) who has (or collectively if a group have) held more than 3% of the Company’s voting securities for longer than one year. Stockholders desiring to submit such recommendations to the Nominating and Corporate Governance Committee should submit information regarding such recommendation, consistent with the information that would be required for direct stockholder nominations of directors (see “Stockholder Proposals”), in writing or by electronic mail to the Chair of the Nominating and Corporate Governance Committee, at: Quantum Computing Inc., Attention Chairman, Nominating and Corporate Governance Committee, 215 Depot Court SE, Suite 215, Leesburg, VA 20175 or investors@quantumcomputinginc.com. When the required information has been received, the Committee will evaluate the proposed nominee, with the principal criteria being the needs of the Company and the qualifications of such proposed nominee to fulfill those needs. There are no differences in the manner in which the nominating committee evaluates nominees for director based on whether the nominee is recommended by a stockholder.

Risk Committee

The purpose of the Risk Committee is to assist the Board in the oversight of the Company’s management of key risks, including strategic and operational risks relating to intellectual property, data security, and related legal and compliance risks. Oversight of financial risks remains the responsibility of the Audit Committee.

The Committee’s responsibilities include:

•        reviewing and discussing with management the Company’s risk governance structure, risk assessment and risk management practices, the guidelines, policies, and processes for risk assessment and risk management, and the effectiveness of applicable risk management frameworks with respect to key risks, including with respect to intellectual property and data security;

•        Reviewing and discussing with management the Company’s strategy relating to key risks, including strategic and operational risks and legal and compliance risks, including with respect to intellectual property and data security, and in relation to its identification and assessment of threats (including those arising out of unauthorized access, use or disclosure of confidential, sensitive, or proprietary information or data), and the enforcement of policies, protocols, and procedures relating to confidentiality and restrictions on the access, use or disclosure of confidential, sensitive, or proprietary information or data;

•        assessing whether mitigation programs and initiatives with respect to key risks are fulfilling their purpose or require any modification;

•        reviewing reports on selected risk topics as the Committee deems appropriate from time to time; and

•        discharging any other duties or responsibilities delegated to the Committee by the Board.

Involvement in Certain Legal Proceedings

Our Chief Executive Officer, Mr. Robert Liscouski, was President of Implant Sciences Corporation, which filed a petition for bankruptcy on October 11, 2016 in the Delaware Bankruptcy Court.

With the exception of the foregoing, to the best of our knowledge, none of our directors or executive officers has, during the past 10 years:

•        been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•        had any bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for, the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•        been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•        been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•        been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•        been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Human Capital Management

Board of Directors Oversight

The Board recognizes the critical importance of our team and the necessity to ensure a diverse, inclusive, and creative work environment that is centered around a values-based culture. The Board meets regularly with management to discuss issues impacting our team members and ways to support our workforce. Our focus on culture comes from the Board and flows throughout the Company. In evaluating our Chief Executive Officer and management team, emphasis is put on their contributions to our overall culture.

Our Team and Culture

Our mission, to be the democratizing force that brings quantum solutions to business, academia, government, and ultimately individual users, is integral to our culture and how we build amazing teams and products to lead our industry. We enable remote work through our hybrid work model, which allows in-person collaboration as needed and the efficiency of remote work for other tasks. Our team consists of corporate employees, independent contractors, and consultants. Our team members are distributed around the world, and while we have several corporate offices, we do not rely solely on in-person collaboration. Our team works with a variety of tools and has adopted practices to ensure that all voices are heard, innovation is fostered, and results are achieved. Our hybrid team, and its belief in our mission, values, and vision, is critical to our success. With the consistent investment in the development of our team and our commitment to diversity, inclusion, and belonging, we have worked to cultivate an environment where people are able to be themselves at work and perform to the best of their abilities.

Our People

Our mission not only drives the creation and continuous development of our work marketplace, it is integral to how we engage our employees and our approach to creating and fostering an inclusive environment that promotes and encourages diversity, inclusion, belonging, career development, and wellness.

Diversity, Inclusion, and Belonging

We view belonging as a feeling, inclusion as a practice, and diversity as an outcome.

We foster belonging through our communities-groups that build empathy and promote inclusive skill-building. We cultivate inclusion by equipping managers with tools to effectively build and lead amazing and inclusive teams that amplify team members’ voices. Additionally, we practice multidimensional compensation and mobility reviews during our annual employee performance evaluation process. This is led by a cross-functional team of human resource and legal leaders to help ensure that we are fair in our rewards and recognition strategy. Diversity, inclusion, and belonging is a journey, not a destination and, as such, we will continue to explore ways to cultivate an inclusive culture where every team member belongs.

Training and Development

As an organization built on individualized talents and skills, we understand the value of providing our employees with ongoing professional development so that they can advance their careers. We offer our employees an array of on-line learning opportunities, including a variety of training classes.

Benefits and Competitive Compensation

We strive to offer market-competitive compensation and benefits to attract and retain employees for the long term. We provide total rewards that attract and retain world-class employees through a total compensation package that includes equity-based awards to align employee compensation with stockholder interests. Knowing that our employees have diverse needs and life priorities, we also provide comprehensive benefits and services to those eligible, which include core benefits such as medical, dental, vision, and disability insurance, in addition to benefits tailored to the specific needs of our employees, such as mental health, fertility, family back-up care, and adoption support. We offer a health savings account with Company contributions, flexible working schedules, paid holidays, and unlimited vacation policies. We sponsor a 401(k) plan that includes a matching contribution.

Organizational Wellbeing

We engage our workforce in meaningful ways and take timely action in response to their feedback. Research into workforce experience begins during onboarding and is sustained throughout a team member’s tenure at Quantum Computing. This “life cycle” approach to workforce research affords our senior leadership and human resources team members ongoing and real-time insight into critical moments of worker experience and productivity. The collection of such data allows leadership, line managers, and our human resources team to identify successes and opportunities at multiple levels, including for individual team members, and company-wide programs. Over time, the aggregation and analysis of such data enables us to optimize for those workforce factors that drive crucial people and business outcomes.

Employee Wellness

Employee safety and wellbeing is of paramount importance to us. We provide productivity and collaboration tools and resources for employees, including training and tool kits to help leaders effectively lead and manage remote and in-person teams. In addition, we promote programs to support our employees’ physical, financial, and mental wellbeing. For example, we regularly conduct internal surveys to assess the wellbeing and needs of our employees, and we offer employee assistance and mindfulness programs to help employees and their families manage anxiety, stress, sleep, and overall wellbeing. We believe that our employees are at their best when they take the time to recharge. In order to encourage our employees to recharge and make their wellbeing a priority, we provide unlimited paid time off in addition to our company-recognized holidays.

Shareholder Communications

The Board welcomes communications from our stockholders, and it is our policy to facilitate communication from stockholders. The Board generally believes it is in our best interests that designated members of management speak on behalf of the Company. Stockholders and other interested parties wishing to communicate with the Board or with an individual member of the Board concerning the Company may do so by writing to the Board of Directors or to a particular member of the Board of Directors, by mailing such correspondence to Quantum Computing Inc., Attention Corporate Secretary, 215 Depot Court SE, Suite 215, Leesburg, VA 20175.

Please indicate on the envelope or in the email whether the communication is from a stockholder or other interested party. The Board has instructed the Corporate Secretary and other relevant members of management to examine incoming communications and forward to the Board or individual Board members as appropriate, communications he or she deems relevant to the Board’s roles and responsibilities. The Board has requested that certain types of communications not be forwarded, and redirected if appropriate, such as spam, business solicitations or advertisements, resumes or employment inquiries, service complaints or inquiries, surveys, or any threatening or hostile materials.

Board Leadership Structure and Board’s Role in Risk Oversight

Robert Liscouski, who serves as our President and Chief Executive Officer, is our Chairman of the Board. The Chairman has authority, among other things, to preside over and set the agenda for Board meetings. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that the presence of four independent members of the Board ensures appropriate oversight by the Board of our business and affairs. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, the Board holds executive sessions in which only independent directors are present.

The Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization.

Our Audit Committee oversees the management of financial risks; our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our business, growth, and strategies. Our Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks that could have a material adverse effect on the Company.

Officer and Director Hedging

We maintain a policy on insider trading that applies to all shares of our capital stock held by any director, officer or employee. The policy requires that all directors, officers and employees receive our pre-clearance before engaging in any transactions involving our shares of capital stock and prohibits all directors, officers or employees from taking part in any hedging transactions.

Board Diversity Matrix

The following matrix summarizes self-identified diversity characteristics and is provided in accordance with applicable Nasdaq listing Requirements:

BOARD DIVERSITY MATRIX AS OF SEPTEMBER 26, 2023
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors		6
Part II: Demographic Background
African American or Black		0
Alaskan Native or Native American		0
Asian		1
Hispanic or Latinx		0
Native Hawaiian or Pacific Islander		0
White		5
Two or More Races or Ethnicities
LGBTQ+	0
Did Not Disclose Demographic Background	0

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the Company’s executive officers set forth in the table (the “named executive officers” or “NEOs”) by us during the years ended December 31, 2022 and 2021.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)(4)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)		Total ($)
Robert Liscouski	2022	402,839	180,000	0	4,510,500	0	0	0		5,093,339
Chief Executive Officer	2021	361,900	190,000	0	1,712,500	0	0	0		2,264,400
		—	—	—	—	—	—	—		—
Christopher Roberts(1)	2022	303,810	52,853	0	1,185,000	0	0	0		1,541,663
Treasurer, Secretary and former Chief Financial Officer	2021	214,170	0	0	2,740,000	0	0	0		2,954,170
		—	—	—	—	—	—	—		—
William J. McGann	2022	403,768	250	0	3,654,000	0	0	0		4,058,018
Chief Operating Officer and	2021	0	0	0	0	0	0	22,903	(2)	22,903
Chief Technology Officer		—	—	—	—	—	—	—		—
David Morris,	2022	416,415	69,578	0	118,500	0	0	0		604,493
Chief Revenue Officer	2021	263,945	0	0	1,340,000	0	0	0		1,603,945
		—	—	—	—	—	—	—		—
Dr. Yuping Huang,	2022	216,830	0	0	948,000	0	0	0		1,164,830
Chief Quantum Officer(3)

____________

(1)      Mr. Roberts resigned from this position as Chief Financial Officer on June 30, 2023.

(2)      Consists of $17,903 for consulting services provided to the Company during 2021 and $5,000 for director fees paid in cash for Mr. McGann’s service on the Board during 2021.

(3)      Dr. Huang was appointed Chief Quantum Officer of the Company on June 15, 2022.

(4)      Amounts reflect the aggregate grant date fair value of stock options, computed in accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation. These amounts do not reflect the actual economic value that will be realized by the employee upon the vesting, settlement or exercise of the stock option and/or stock award. The assumptions that we used to calculate these amounts are discussed in the Notes to our audited consolidated financial statements for the fiscal year ended December 31, 2022 included in our Annual Report on Form 10-K filed with the SEC on March 29, 2023. Stock options typically have a duration of five years from the date of grant, vest over a period of three years, and are exercisable after vesting upon payment of the exercise price. For more details, see “Outstanding Equity Awards at Fiscal Year End.”

Executive Employment Agreements

Robert Liscouski

As of April 26, 2021, the Company entered into an amended and restated employment agreement with Mr. Liscouski, pursuant to which Mr. Liscouski serves as the Company’s Chief Executive Officer. The agreement provides for an initial term of three years and automatically renews for consecutive one-year terms at the end of the initial term, unless either party provides written notice to the other party of their intention not to renew at least 90 days prior to the end of the applicable term or Mr. Liscouski’s employment is terminated pursuant to the terms thereof. The agreement provides that Mr. Liscouski will receive an annual base salary of $400,000, subject to increase (but not decrease) by the Board or the Compensation Committee, and be eligible to earn an annual performance bonus of up to 50% of his annual base salary subject to the achievement of milestones established and approved by the Board (which the Company may waive). The agreement also provides that Mr. Liscouski will receive annually 150,000 stock options to purchase shares of Common Stock at an exercise price of 110% of the fair market value of the Common Stock beginning on the first anniversary of the date of the agreement, which options vest over three years from date of its grant with one-third vesting on the date of grant and the remainder vesting in equal monthly installments thereafter. Pursuant to the terms of his employment agreement, Mr. Liscouski received (i) 250,000 stock options to purchase shares of Common Stock upon execution of the agreement and (ii) 250,000 stock options to purchase shares of Common Stock upon the listing of the Common Stock on Nasdaq. The agreement also provides that Mr. Liscouski is entitled to participate in such bonus programs and plans as the Company makes available from time to time.

Pursuant to Mr. Liscouski’s employment agreement, his employment is terminated upon his death or disability, as described in the agreement, upon which all his unvested stock and option awards will immediately vest. In addition, the Company may terminate Mr. Liscouski’s employment under the agreement with or without Cause, as defined in the agreement, and Mr. Liscouski may terminate his employment under the agreement for or without Good Reason, as defined in the agreement. Upon termination of Mr. Liscouski’s employment without Cause, or as a result of Mr. Liscouski’s resignation for Good Reason, then assuming Mr. Liscouski’s execution of a release in favor of the Company substantially in the form attached to his employment agreement, the Company is required to pay or provide to Mr. Liscouski severance pay equal to his then current monthly base salary, and to continue his coverage under and the Company’s contributions towards his health care, dental, and life insurance benefits (unless, in each case, he is or becomes covered by an equivalent benefit), for 12 months from the date of termination. In addition, all stock options granted by the Company and then held by Mr. Liscouski will be accelerated and become fully vested and exercisable as of the date of his termination. If Mr. Liscouski resigns for Good Reason within 12 months after a Change of Control (as such term is defined in his employment agreement), then in addition to the above the Company will pay Mr. Liscouski an additional sum equal to 12 months of his then current monthly base salary. Finally, if Mr. Liscouski’s employment is terminated pursuant to his death, disability, or at his election, the Company will be obligated to pay him the pro rata portion of any bonus (to the extent earned prior to such termination) for the fiscal year in which his termination occurs.

The agreement also contains noncompetition, non-solicitation, and confidentiality provisions.

Christopher Roberts

We entered into an employment agreement with Christopher Roberts as of April 26, 2021, in connection with Mr. Roberts service as the Company’s Chief Financial Officer. The agreement is for a term of three years, unless terminated earlier in accordance with its terms. The agreement provides that Mr. Roberts will receive a base salary of $12,500 twice per month (an annualized base salary of $300,000), subject to annual review and adjustment as determined by the Board or the Compensation Committee, provided that his base salary cannot be decreased without his consent unless the compensation paid to all of our executives is similarly reduced, and that he is eligible for an annual cash bonus of up to 50% of his base salary subject to his achieving certain performance-based milestones that are established and approved by the Board. Pursuant to his employment agreement, we issued Mr. Roberts options to purchase 400,000 restricted shares of Common Stock in 2021.

Mr. Roberts resigned for Good Reason effective June 30, 2023, and under the terms of his employment agreement the Company will pay or provide to Mr. Roberts severance pay equal to his then current monthly base salary for 12 months from the date of termination and will continue his coverage under and the Company’s contributions towards his health care, dental, and life insurance benefits (unless, in each case, he is or becomes covered by an equivalent benefit) for six months from the date of his termination, and all stock options granted by the Company and then held by Mr. Roberts were accelerated and became fully vested and exercisable as of that date. Mr. Roberts continues to support the Company as a consultant.

William J. McGann

We entered into an employment agreement with William J. McGann as of January 3, 2022, pursuant to which Mr. McGann serves as our Chief Operating Officer and Chief Technology Officer. Mr. McGann’s employment agreement is for a term of three years, unless terminated earlier in accordance with its terms of the agreement.

Mr. McGann’s employment agreement provides that he will receive a base salary of $16,666.67 twice per month (an annualized base salary of $400,000), subject to annual review and adjustment as determined by the Board or the Compensation Committee, provided that his base salary cannot be decreased without his consent unless the compensation paid to all of our executives is similarly reduced. The agreement also provides that Mr. McGann is eligible to receive an annual cash bonus in an amount of up to 37.5% of his annualized base salary, subject to achieving certain performance milestones that are established and approved by the Board. Pursuant to his employment agreement, we granted to Mr. McGann a stock option to purchase up to 535,000 shares of Common Stock, which vest as follows: (i) 178,333 options vested immediately upon grant; (ii) 178,333 options vested on the 12-month anniversary of the date of grant; and (iii) 178,334 options will vest on the 24-month anniversary of the date of grant. The agreement also provides that Mr. McGann is entitled to participate in any incentive programs and executive bonus and benefit programs as the Company may establish from time to time.

Pursuant to Mr. McGann’s employment agreement, his employment is terminated upon his death or disability, as described in the agreement. In addition, the Company may terminate Mr. McGann’s employment under the agreement with or without Cause, as defined in the agreement, and Mr. McGann may terminate his employment under the agreement for or without Good Reason, as defined in the agreement. Upon termination of Mr. McGann’s employment without Cause, or as a result of Mr. McGann’s resignation for Good Reason, then assuming Mr. McGann’s execution of a release in favor of the Company substantially in the form attached to his employment agreement, the Company is required pay or provide to Mr. McGann severance pay equal to his then current monthly base salary for 12 months from the date of termination and to continue his coverage under and the Company’s contributions towards his health care, dental, and life insurance benefits (unless, in each case, he is or becomes covered by an equivalent benefit) for six months from the date of his termination. In addition, all stock options granted by the Company and then held by Mr. McGann will be accelerated and become fully vested and exercisable as of the date of his termination. If Mr. McGann resigns for Good Reason or is terminated without Cause within 12 months after a Change of Control (as such term is defined in his employment agreement), then in addition to the above the Company will pay Mr. McGann an additional sum equal to 12 months of his then current monthly base salary. Finally, if Mr. McGann’s employment is terminated pursuant to his death, disability, or at his election, the Company will be obligated to pay him the pro rata portion of any bonus (to the extent earned prior to such termination) for the fiscal year in which his termination occurs.

The agreement also contains noncompetition, non-solicitation, and confidentiality provisions.

David Morris

We entered into an employment agreement with David Morris as of April 29, 2023, in connection with Mr. Morris’ service as our Chief Revenue Officer. Mr. Morris’s employment agreement is for a term of three years, unless terminated earlier in accordance with its terms.

Mr. Morris’ employment agreement provides that he will receive a base salary of $17,291.67 twice per month (an annualized base salary of $415,000), subject to annual review and adjustment as determined by the Board or the Compensation Committee, provided that his base salary cannot be decreased without his consent unless the compensation paid to all of our executives is similarly reduced. The agreement also provides that Mr. Morris is eligible to receive an annual cash bonus and an annual grant of stock options subject to Mr. Morris achieving the performance milestones set forth in an exhibit to the agreement. Pursuant to his employment agreement, we also granted Mr. Morris options to purchase 200,000 shares of Common Stock that vests as follows: (i) 50,000 options vested on the first anniversary of the agreement; (ii) 50,000 vested on the second anniversary of the agreement; and (iii) 100,000 options will vest on the third anniversary of the agreement. The agreement also provides that Mr. Morris is entitled to participate in any incentive programs and bonus and benefit programs as the Company may establish from time to time.

On February 6, 2023, the Company eliminated the position of Chief Revenue Officer and terminated Mr. Morris’s employment. Pursuant to the terms of his employment agreement the Company paid to Mr. Morris severance pay equal to his then current monthly base salary and continued his coverage under and the Company’s contributions towards his health care, dental, and life insurance benefits for six months after the date of his termination.

Dr. Yuping Huang

We entered into an employment agreement with Dr. Yuping Huang as of June 15, 2022, pursuant to which Mr. Huang serves as our Chief Quantum Officer. Dr. Huang’s employment agreement is for an initial term of three years unless terminated earlier in accordance with its terms.

Mr. Huang’s employment agreement provides that he will receive an annual base salary of $400,000, subject to annual review and adjustment as determined by the Board or the Compensation Committee, provided that his base salary cannot be decreased without his consent unless the compensation paid to all of our executives is similarly reduced. The agreement also provides that Dr. Huang is eligible to receive an annual cash bonus in an amount of up to 30.0% of his base salary subject to his achieving the performance milestones that are established and approved by the Board.

Pursuant to his employment agreement, we granted to Dr. Huang options to purchase 400,000 shares of Common Stock, that vest as follows: (i) 100,000 options vested immediately upon grant; (ii) 100,000 options vested on the first anniversary of the date of grant; (iii) 100,000 options will vest on the second anniversary of the date of grant; and (iv) 100,000 options will vest on the third anniversary of the date of grant. The agreement also provides that Dr. Huang is entitled to participate in any incentive programs and executive bonus and benefit programs as the Company may establish from time to time.

Pursuant to Dr. Huang’s employment agreement, his employment is terminated upon his death or disability, as described in the agreement. In addition, the Company may terminate Dr. Huang’s employment under the agreement with or without Cause, as defined in the agreement, and Dr. Huang may terminate his employment under the agreement for or without Good Reason, as defined in the agreement. Upon termination of Dr. Huang’s employment without Cause, or as a result of Dr. Huang’s resignation for Good Reason, then assuming Dr. Huang’s execution of a release in favor of the Company substantially in the form attached to his employment agreement, the Company is required pay or provide to Dr. Huang severance pay equal to his then current monthly base salary for 12 months from the date of termination and to continue his coverage under and the Company’s contributions towards his health care, dental, and life insurance benefits (unless, in each case, he is or becomes covered by an equivalent benefit) for six months from the date of his termination. In addition, all stock options granted by the Company and then held by Dr. Huang will be accelerated and become fully vested and exercisable as of the date of his termination. If Dr. Huang resigns for Good Reason or is terminated without Cause within 12 months after a Change of Control (as such term is defined in his employment agreement), then in addition to the above the Company will pay Dr. Huang an additional sum equal to 12 months of his then current monthly base salary.

The agreement also contains noncompetition, non-solicitation, and confidentiality provisions.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding equity awards held by the named executive officers as of December 31, 2022:

Name	Option Awards(1)
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Robert Liscouski(1)	50,000	25,000	1.00	May 22 2025
Robert Liscouski	250,000	0	6.85	April 26, 2026
Robert Liscouski	83,325	166,675	2.40	January 24, 2027
Robert Liscouski	1,572,224	77,776	2.37	October 17, 2027
Christopher Roberts(2)	30,000	15,000	1.00	May 22, 2025
Christopher Roberts	233,333	166,667	6.85	April 26, 2026
Christopher Roberts	500,000	0	2.37	October 17, 2027
William J. McGann(3)	178,333	356,667	2.40	January 24, 2027
William J. McGann	1,000,000	0	2.37	October 17, 2027
David Morris(4)	50,000	150,000	6.70	April 29, 2026
David Morris	0	50,000	2.37	October 17, 2027
Dr. Yuping Huang(5)	100,000	300,000	2.37	October 12, 2027

____________

(1)      Mr. Liscouski’s stock options granted May 22, 2020 vest as follows: (i) 25,000 options vested on April 8, 2021, (ii) 25,000 options vested on April 8, 2022, and (iii) 25,000 options vested on April 8, 2023. Mr. Liscouski’s stock options granted April 26, 2021 vested as follows: (i) 250,000 options vested on the date of grant. Mr. Liscouski’s stock options granted January 24, 2022 vest as follows: (i) 83,333 options vested on July 15, 2022, (ii) 83,333 options vested on July 15, 2023, and (iii) 83,334 options vest on July 15, 2024. Mr. Liscouski’s stock options granted October 17, 2022 vest as follows: (i) 1,053,890 options vested on the date of grant, and (ii) 508,334 options vested on December 31, 2023 and the remainder vest in equal monthly increments of 2,778 shares through April 1, 2025, with the final month vesting 2,770 shares.

(2)     Mr. Roberts’ stock options granted May 22, 2020 vest as follows: (i) 15,000 options vested on April 8, 2021, (ii) 15,000 options vested on April 8, 2022, and (iii) 15,000 options vested on April 8, 2023. Mr. Roberts’ stock options granted April 26, 2021 vest as follows: (i) 150,000 options vested on the date of grant, (ii) 83,333 options vested on April 26, 2022, (iii) 83,333 options vested on April 26, 2023, and 83,334 options vest on April 26, 2024. Mr. Roberts’ stock options granted October 17, 2022 vest as follows: (i) 350,000 options vested on the date of grant, and (ii) 150,000 options vested on December 31, 2023.

(3)      Mr. McGann’s stock options granted January 24, 2022 vest as follows: (i) 178,333 options vested on the date of grant, (ii) 178,333 options vested on January 24, 2023, and (iii) 178,334 options vest on January 24, 2024. Mr. McGann’s stock options granted October 17, 2022 vest as follows: (i) 750,000 options vested on the date of grant, and (ii) 250,000 options vested on December 31, 2023.

(4)      Mr. Morris’ stock options granted on April 29, 2021 vest as follows: (i) 50,000 options vested on April 5, 2022, (ii) 50,000 options vest on April 1, 2023, and (iii) 16,666 options vest on April 1, 2024. Mr. Morris’ stock options granted on October 17, 2022 vest as follows: (i) 16,667 options vest on March 1, 2023, (ii) 16,667 options vest on March 1, 2024, and (iii) 16,666 options vest on June 16, 2024. Mr. Morris is no longer employed by the Company so all vested and unvested options have been forfeited.

(5)      Dr. Huang’s stock options granted on October 12, 2022 vest as follows: (i) 100,000 options vested on the grant date, (ii) 100,000 options vested on June 16, 2023, (iii) 100,000 options vest on June 16, 2024, and (iv) 100,000 options vest on June 16, 2025.

Director Compensation

The Company’s independent directors each received cash compensation of $13,000 per quarter for their services as directors in fiscal year 2022.

The following table presents the total compensation earned and paid to non-employee members of the Board for the fiscal year ended December 31, 2022. In addition to the compensation outlined below, we reimburse non-employee Directors for reasonable travel expenses and out-of-pocket costs incurred in attending meetings of the Board or events that they attend on behalf of the Company.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Stock Options ($)	Total ($)
Bertrand Velge	52,000	—	829,500	881,500
Michael Turmelle	52,000	—	829,500	881,500
Carl Weimer(1)	—	—	—	—
Robert Fagenson	52,000	—	829,500	881,500

____________

(1)      Mr. Weimer was appointed to the Company’s Board on January 4, 2023.

Pay versus Performance Table

The following table shows the total compensation for the named executive officers as set forth in the Summary Compensation Table, the compensation “actually paid” (“CAP”) to the NEOs, the Company’s total shareholder return (“TSR”), and our net income for the years ended December 31, 2022 and 2021.

2022 Pay vs. Performance Table

Fiscal Year	Summary compensation table total for PEO(1)	Compensation actually paid to PEO(1)(3)	Average summary compensation table total for non-PEO NEOs(2)	Average compensation actually paid to non-PEO NEOs(2)(3)	Value of initial fixed $100 investment based on total shareholder return	Net income (loss)
2022	$5,093,339	$4,190,690	$1,842,251	$1,543,905	$11	$(38,593,700)
2021	$2,264,400	$1,461,900	$2,279,058	$938,308	$24	$(27,898,847)

____________

(1)      In the table above, our PEO is Robert Liscouski

(2)      The non-PEO NEOs for each applicable year are as follows:

– 2022: Christopher Roberts, Yuping Huang, William McGann, and David Morris

– 2021: Christopher Roberts and David Morris

(3)      The SEC rules require that certain adjustments be made to the Summary Compensation Table (“SCT”) totals to determine CAP, as reported in the Pay versus Performance table above. The following table details the applicable adjustments that were made to determine CAP:

Year	Executives	SCT total ($)	Deduct grant date fair value of stock awards & option awards ($)	Add year-end fair value of unvested equity granted in the year ($)	Add year-over- year change in fair value of outstanding and unvested equity granted in prior years ($)	Add fair value as of vesting date of equity awards granted and vested in the year ($)	Add year- over-year change in fair value of equity awards granted in prior years that vested in the year ($)	Deduct fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year ($)
2022	PEO	5,093,339	(4,510,500)	369,121	(47,496)	3,333,726	(47,500)	—
	Non-PEO NEOs (average)	1,842,251	(1,476,375)	266,767	(78,375)	1,020,512	(30,875)	—
2021	PEO	2,264,400	(1,712,500)	—	(535,000)	1,712,500	(267,500)	—
	Non-PEO NEOs (average)	2,279,058	(2,040,000)	426,250	(160,500)	513,750	(80,250)	—

Relationship Between Compensation Actually Paid and Performance Measures

The Pay versus Performance table above and the charts below illustrate the following:

CAP to our PEO and non-PEO NEOs has not moved in line with our TSR, that is, declines in our TSR over 2021 and 2022 were not accompanied by declining compensation outcomes during those years. The CAP definition of pay reflects changes in the value of unvested and vested equity, so declines in the value of our stock price were similarly reflected in the value of equity (both unvested and vested) as compared to grant-date SCT values of pay. The declines in the value of our stock price were, however, reflected in the difference between compensation is reflected in the SCT and CAP for the PEO and non-PEO NEOs in both 2022 and 2021. In both 2022 and 2021, the value of outstanding equity held by our PEO and non-PEO NEOs declined and resulted in a negative impact on CAP for both our PEO and the non-PEO NEOs. Total CAP for our PEO and non-PEO NEOs did increase somewhat in 2022 compared to 2021, due to equity grants related to the QPhoton merger. We expect that as the market value of the Common Stock increases, CAP values would also increase given both the equity tie to stock price and the potential impact of positive financial results on incentive payouts.

CAP does not move in line with our net income, as the measure can be volatile year-over-year due to accounting requirements, such as the inclusion of estimated values of equity grants, changes in the value of inventories, acquisitions, and intangible asset amortization, and related metrics. As such, we use other key measures of financial performance for a growing company, such as revenue, bookings, and EBITDA margin, in our incentive programs.

Reference Charts

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date concerning the beneficial ownership of the Common Stock for (i) each director and director nominee, (ii) each named executive officer, and (iii) all executive officers and directors as a group. We do not believe that any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act), other than Dr. Huang, is the beneficial owner of 5% or more of the outstanding shares of Common Stock. The address for Dr. Huang is our corporate address at 215 Depot Court SE, Suite 215, Leesburg, VA 20175.

Beneficial ownership has been determined in accordance with the rules of the SEC and is calculated based on 75,094,943 shares of Common Stock issued and outstanding on the Record Date. Shares of Common Stock subject to options, warrants, preferred stock or other securities convertible into or pursuant to which the holder has the right to acquire Common Stock that are currently exercisable or convertible, or that are exercisable or convertible within 60 days of the Record Date, are deemed outstanding for computing the percentage of the person holding the option, warrant, preferred stock, or other such security but are not deemed outstanding for computing the percentage of any other person. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own.

Name and Address of Beneficial Owner	Common Stock Owned Beneficially	Percent of Class
Named Executive Officers and Directors
Robert Liscouski, Chief Executive Officer and Chairman(1)	2,997,169	3.88
Chris Boehmler, Chief Financial Officer(2)	93,644	0.12
William J. McGann(3)	1,518,766	1.99
Bertrand Velge(4)	2,567,888	3.40
Robert Fagenson(5)	566,670	0.75
Michael Turmelle(6)	400,000	0.53
Dr. Yuping Huang(7)	24,136,906	32.06
Dr. Carl Weimer(8)	50,000	0.07
All directors and officers as a group (8 persons)	32,331,039	40.37
Other 5% shareholders	—	0.00
Total	32,331,039	40.37

____________

*        Less than 1%

(1)      Consists of 911,055 shares of Common Stock and options to purchase 2,086,114 shares of Common Stock.

(2)      Consists of 60,310 shares of Common Stock and options to purchase 33,334 shares of Common Stock.

(3)      Consists of 162,100 shares of Common Stock and options to purchase 1,356,666 shares of Common Stock.

(4)      Consists of 2,167,888 shares of Common Stock and options to purchase 400,000 shares of Common Stock.

(5)      Consists of 100,000 shares of Common Stock held by Fagenson Fixed Income Partners, LLC. Mr. Fagenson has effective control over this entity through several family trusts and indirect ownership through another private corporation he controls, and is deemed to be the beneficial owner of these shares, and options to purchase 466,670 shares of Common Stock.

(6)      Consists of options to purchase 400,000 shares of Common Stock.

(7)      Consists of 23,936,906 shares of Common Stock and options to purchase 200,000 shares of Common Stock. Does not include any shares of Common Stock relating to unvested warrants received by Dr. Huang as QPhoton merger consideration that may vest upon the exercise of options and warrants issued and outstanding on June 16, 2022, at the closing date of the QPhoton merger.

(8)      Consists of options to purchase 50,000 shares of Common Stock.

TRANSACTIONS WITH RELATED PERSONS

There have been no transactions involving the Company since the beginning of its last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing a household with, any of these individuals, had or will have a direct or indirect material interest, other than compensation arrangements that are described under the section captioned “Executive Compensation.”

AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee of the Board is comprised of independent directors and operates under a written charter adopted by the Board. The Audit Committee charter is reviewed and updated as needed per applicable rules of the SEC and Nasdaq.

The Audit Committee serves in an oversight capacity. Management is responsible for the Company’s internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s financial statements per the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon. The Audit Committee’s primary responsibility is to monitor and oversee these processes and to select and retain the Company’s independent auditors. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements including not only the acceptability but also the quality of the accounting principles, the reasonableness of the significant judgments and estimates, critical accounting policies, and the clarity of disclosures in the audited financial statements prior to issuance.

The Audit Committee reviewed and discussed the audited financial statements as of and for the year ended December 31, 2022, with the Company’s independent auditors, BF Borgers CPA P.C. LLP (“Borgers”), and discussed not only the acceptability but also the quality of the accounting principles, the reasonableness of the significant judgments and estimates, critical accounting policies and the clarity of disclosures in the audited financial statements prior to issuance. The Audit Committee discussed with Borgers the matters required to be discussed by the applicable requirements of the PCAOB. The Audit Committee has received the written disclosures and the letter from Borgers required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with Borgers its independence.

Based on such review and discussions, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE:

Robert Fagenson — Chairman of the Committee

Michael Turmelle

Bertrand Velge

PRINCIPAL ACCOUNTING FEES AND SERVICES

BF Borgers CPA PC served as our independent registered public accountants for the years ended December 31, 2021 and 2022.

Audit Fees

For the Company’s fiscal years ended December 31, 2022 and 2021, we were billed an aggregate of $119,800 and $46,800, respectively, for professional services rendered by our independent auditors for the audit and review of our financial statements.

Tax Fees

For the Company’s fiscal years ended December 31, 2022 and 2021, there were $9,020 and $1,900 for professional services rendered by our independent auditors for tax compliance, tax advice, and tax planning.

All Other Fees

For the Company’s fiscal year ended December 31, 2022, we were billed an aggregate of $49,500 for professional services rendered by our independent auditors related to the Registration Statement on Form S-1 and Form S-3 and amendments thereto that the Company filed with the SEC in that year. Borgers did not provide other services to us, other than audit and tax services, during the year ended December 31, 2021.

Pre-Approval Policies

The Audit Committee has procedures to pre-approve the engagement of our independent auditors to provide audit services; there is no pre-approval policy or procedures with respect to non-audit services.

MATTERS TO BE VOTED ON

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board is currently comprised of six directors. A total of six directors will be elected at the Annual Meeting to serve until the next annual meeting of stockholders to be held in 2024 and until their successors are duly elected and qualified. The terms of all of the Board members currently in office expire at the Annual Meeting, and they have each been nominated by the Board for re-election at the Annual Meeting and are all standing for re-election. The person named as “proxy” will vote the shares represented by all validly submitted proxies in accordance with the specifications of the stockholders submitting such proxies. If no choice has been specified by a stockholder, the shares will be voted FOR the election of each of the Board’s nominees. If at the time of the Annual Meeting any of the nominees named below should be unable or unwilling to serve, which event is not expected to occur, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board. If a quorum is present, the nominees for directors receiving the highest number of FOR votes will be elected.

NOMINEES FOR ELECTION AS DIRECTOR

Nominees

The persons nominated as directors are as follows:

Name	Age	Position(s)
Robert Liscouski	69	Chairman of the Board of Directors, President, and Chief Executive Officer (Principal Executive Officer)
Dr. Yuping Huang	44	Chief Quantum Officer, Director
Dr. Carl Weimer	61	Director
Bertrand Velge	63	Director
Robert Fagenson	74	Director
Michael Turmelle	64	Director

Vote Required

Votes may be cast: “FOR ALL” nominees, “WITHHOLD ALL” nominees or “FOR ALL EXCEPT” those nominees noted by you on the appropriate portion of your proxy or voting instruction card. The six nominees for director receiving the highest number of votes “FOR” their election will be elected as directors. This is called a plurality. Electing to “WITHOLD” authority on the vote of a nominee’s election will result in such share(s) not being voted in favor of the nominee’s election and will have no impact on the outcome on the election of directors, although shares that “WITHHOLD” authority with respect to the election of any directors will be counted for the purposes of determining whether there is a quorum. Broker non-votes will have no effect on the outcome of the election for directors.

Recommendation of the Board

THE Board unanimously recommends that you vote “FOR” the election of each of the BOARD’S nominees for ELECTION AS directors SET FORTH ABOVE.

Proposal No. 2: Non-Binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers.

Pursuant to Section 14A of the Exchange Act and related SEC rules, we are conducting a stockholder advisory vote on the compensation paid to our named executive officers. This proposal, commonly known as “say-on-pay,” gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The vote is advisory and, therefore, it is not binding on the Board, the Compensation Committee, or the Company. Nevertheless, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We currently intend to conduct this advisory vote annually, in accordance with the outcome of the advisory vote on the frequency of future advisory votes on named executive officer compensation at the annual meeting of our stockholders held in 2022.

Our executive compensation program is designed to attract, motivate, and retain our named executive officers who are critical to our success. The Board believes that our executive compensation program is well tailored to retain and motivate key executives while recognizing the need to align our executive compensation program with the interests of our stockholders and our “pay-for-performance” philosophy. The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure that they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We encourage our stockholders to review the summary compensation table and other related compensation tables and narrative disclosures in the “Executive Compensation” section of this proxy statement, which discusses the compensation of our named executive officers during the years ended December 31, 2022 and 2021.

We are asking our stockholders to approve, on an advisory basis, the following non-binding, advisory resolution pursuant to this proposal:

RESOLVED, that the stockholders of Quantum Computing Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the 2023 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including the compensation tables and the narrative disclosures that accompany the compensation tables.

Vote Required

Votes may be cast “FOR,” “AGAINST” or “ABSTAIN” with respect to this proposal. Assuming a quorum is present, the proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement requires the approval of a majority of the votes cast on this proposal. Abstentions and broker non-votes are not included in calculating votes cast with respect to this proposal and will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

THE Board unanimously recommends that you vote “FOR” the approval oF THE non-binding advisory RESOLUTION TO APPROVE the compensation of the Company’s named executive officers as disclosed in THIS proxy statement.

Proposal No. 3: RatifICATION OF the Selection of bf borgers cpa pc as THE COMPANY’S Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023

The Audit Committee of the Board has selected the firm of BF Borgers CPA PC as our independent registered public accounting firm for the fiscal year ending December 31, 2023. BF Borgers CPA PC has served as our independent registered public accounting firm since 2019.

A representative of BF Borgers CPA PC will not be present at the Annual Meeting.

Although stockholder ratification of the selection of BF Borgers CPA PC is not required by Delaware law, the Audit Committee believes that it is advisable and has decided to give our stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider this selection and may retain that firm or another firm without resubmitting the matter to the Company’s stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent public accountants at any time during the year if it determines that such change would be in the best interests the Company and its stockholders.

Vote Required

Votes may be cast “FOR,” “AGAINST” or “ABSTAIN” with respect to this proposal. The proposal to ratify the selection of BF Borgers CPA PC as our independent registered public accounting firm for the current fiscal year requires the approval of a majority of the votes cast on this proposal. Abstentions will have no effect on the outcome of the vote on this proposal. There will be no broker non-votes with respect to this proposal.

Recommendation of the Board

THE BOARD unanimously RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BF BORGERS CPA PC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

OTHER BUSINESS

We have not received notice of and do not expect any other matters to be presented for vote at the Annual Meeting, other than the proposals described in this proxy statement. If, however, any other matters are properly presented to the Annual Meeting, it is the intention of the person named in the proxy to vote, or otherwise act, in accordance with their judgment on such matters. If you grant a proxy, the person named as proxy holder, Robert Liscouski, or his nominees or substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any of our nominees are not available as a candidate for director, the proxy holder will vote your proxy for such other candidate or candidates nominated by the Board.

STOCKHOLDER PROPOSALS

In order to be included in the proxy materials for the Company’s 2024 annual meeting of stockholders, stockholder proposals submitted to us in compliance with SEC Rule 14a-8 (which concerns stockholder proposals that are requested to be included in a company’s proxy statement) must be received in written form at the Company’s executive offices on or before May 31, 2024. If we move the date of our 2024 annual meeting of stockholders more than 30 days from the date of the Annual Meeting, we will disclose an updated deadline by which such stockholder proposals must be submitted in a Quarterly Report on Form 10-Q that we file with the SEC. In order to curtail controversy as to compliance with this requirement, stockholders are urged to submit proposals to the Company’s Secretary by Certified Mail — Return Receipt Requested.

Pursuant to the proxy rules under the Exchange Act, Company stockholders are notified that the notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process, for consideration at the 2024 annual meeting of stockholders, and any nominations for election the Board at such annual meeting, even if the nomination is not to be included in the proxy statement for such meeting, pursuant to our bylaws must be received by our Secretary between July 10, 2024 and August 9, 2024; provided, however, that if the date of the 2024 annual meeting is advanced more than 30 days prior to November 7, 2024 or is delayed more than 70 days after such date, then to be timely such notice must be received by the Company no earlier than the close of business 120 days prior to the date of such annual meeting and no later than the close of business 90 days prior to the date later of such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is made.

Please see our bylaws for a description of the information that must be contained in a notice for a stockholder proposal or director nomination.

Finally, any person that intends to solicit proxies in support of director nominees other than the Company’s nominees at the Company’s 2024 annual meeting of stockholders pursuant to Rule 14a–19 under the Exchange Act must provide notice to the Company, which notice must be postmarked or transmitted electronically to the Company at its principal executive office no later than September 27, 2024, unless the date of the 2024 annual meeting changes by more than 30 calendar days from the first anniversary of the date of the Annual Meeting, in which case such notice must be provided by the later of 60 calendar days prior to the date of the 2024 annual meeting or the 10th calendar day following the day on which we first make a public announcement of the date of the 2024 annual meeting. Such notice must include the names of all nominees for whom such person intends to solicit proxies and a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for the proxy statements and annual reports or Notices of Internet Availability of Proxy Materials, as applicable, with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or the Notice of Internet Availability of Proxy Materials, as applicable, or if you are receiving multiples copies of the proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request addressed to Attn: Chief Executive Officer, Quantum Computing Inc., 215 Depot Court SE, Suite 215, Leesburg, VA 20175. We will deliver promptly, upon written request, a separate copy of the proxy statement and annual report or the Notice of Internet Availability of Proxy Materials, as applicable, to a registered stockholder at a shared address to which a single copy of the applicable document(s) was delivered.

In addition, we are subject to the information and reporting requirements of the Exchange Act and in accordance therewith, we file periodic reports, documents, and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. We encourage you to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC, and other publicly available information.

*************

September 27, 2023	By Order of the Board of Directors,
/s/ Robert Liscouski
Robert Liscouski
Chief Executive Officer and Chairman of the Board of Directors

QUANTUM COMPUTING INC. 215 DEPOT COURT SE, SUITE 215 LEESBURG, VA 20175 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 11/06/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 11/06/2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Robert Liscouski 02) Robert Fagenson 03) Michael Turmelle 04) Bertrand Velge 05) Yuping Huang 06) Carl Weimer The Board of Directors recommends you vote FOR the following proposals: 2. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement. 3. To ratify the selection of BF Borgers CPA PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. NOTE: To transact such other business as may properly come before the meeting. For Against Abstain Please indicate if you plan to attend this meeting Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com QUANTUM COMPUTING INC. Annual Meeting of Shareholders To be held on Tuesday, November 7, 2023 This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Robert Liscouski as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of QUANTUM COMPUTING INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, EDT on November 7, 2023, at 215 Depot Court SE, Leesburg, VA 20175, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side